UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: April 26, 2017
(Date of earliest event reported)

IDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10235	36-3555336
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
1925 W. Field Court
Lake Forest, Illinois 60045
(Address of principal executive offices, including zip code)
(847) 498-7070
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders.
IDEX Corporation (the “Company”) held its Annual Stockholders’ Meeting on Wednesday, April 26, 2017 and voted on the following matters:

1.
The election of two directors to serve a three-year term. The following persons were elected to serve as Class I directors for a three- year term expiring at the Company annual meeting to be held in 2020, or upon the election and qualification of their successors.

Director	For	Withheld	Broker Non-Votes
Andrew K. Silvernail	68,643,646	2,826,227	1,579,491
Katrina L. Helmkamp	69,612,742	1,857,131	1,579,491

2.
A proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers. The proposal received the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter as follows:

Affirmative Votes	68,957,563

Negative Votes	2,459,474

Abstentions	52,746

Broker Non-Votes	1,579,491

3. A proposal to approve, on an advisory basis, the frequency (whether annual, biennial or triennial) with which the Company’s stockholders shall be entitled to have an advisory vote to approve named executive officer compensation. A majority of stockholders voted for one year.

One year	65,012,557

Two years	20,536

Three years	6,421,581

Abstentions	15,199

Broker Non-Votes	1,579,491
Based on these results, and consistent with the Company’s recommendation, the Company’s Board of Directors has determined that the Company will hold an advisory vote on named executive officer compensation every year.

4. On a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2017. The proposal received the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter as follows:

Affirmative Votes	70,689,996

Negative Votes	2,343,453

Abstentions	15,915

Item 7.01 – Regulation FD Disclosure.
On April 26, 2017, IDEX Corporation issued a press release announcing that its Board of Directors has approved a 9 percent increase in the Company’s regular quarterly cash dividend.

A copy of the press release announcing the dividend increase is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated April 26, 2017 announcing a dividend increase

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION

	By:	/s/ WILLIAM K. GROGAN
William K. Grogan
Senior Vice President and Chief Financial Officer
April 27, 2017